Exhibit 5.2
[Letterhead of James I. Lundy, III, Attorney at Law]
June 2, 2008
Southwest Bancorp, Inc.
608 South Main Street
Stillwater, OK 74074
Re: Registration Statement on Form S-3
Dear Sirs:
I have acted as counsel to Southwest Bancorp, Inc., an Oklahoma corporation (the “Company”) in connection with the filing by the Company and Southwest Capital Trust II, Southwest Capital Trust III, and Southwest Capital Trust IV, the Company’s Delaware statutory trust subsidiaries (the “Trusts”), of a shelf Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) for the registration under the Act of up to $75,000,000 aggregate amount of the following securities to be offered and sold from time to time in one or more offerings by the Company or the Trusts:

(i.)	debt securities of the Company;

(ii.)	junior subordinated debentures of the Company;

(iii.)	guarantees by the Company;

(iv.)	serial preferred stock of the Company;

(v.)	depositary shares of the Company;

(vi.)	rights of the Company;

(vii.)	warrants of the Company;

(viii.)	units of the Company; and

(ix.)	trust preferred securities of the Trusts.

(collectively, the “Securities) all as more fully described in the Registration Statement. All capitalized terms not otherwise defined herein have the meanings set forth in the Registration Statement.
In rendering this opinion, I have reviewed (i) the Company’s amended and restated certificate of incorporation and bylaws, each as amended to date; (ii) certain resolutions of the Company’s Board of Directors or committees of the Board of Directors (the “Resolutions”); (iii) the Registration Statement, including the prospectus filed therewith constituting a part of the Registration Statement and the exhibits to the Registration Statement; (iv) those exhibits that have been incorporated by reference to the Registration Statement; and (v) such other proceedings, documents, and records and such questions of law as I have deemed necessary or appropriate to enable me to render this opinion.
In so acting, I also have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents, certificates, and other instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed herein.
I have assumed that (i) the Securities offered by the Company will have been specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof, (ii) any Securities issuable upon conversion,

Southwest Bancorp, Inc.
June 2, 2008

exchange, or exercise of any Security being offered will have been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, (iii) any Securities consisting of preferred stock (or depositary shares), including preferred stock issuable upon conversion, exchange, or exercise of any Security being offered, will have been duly authorized and issued, and the certificates evidencing the same will have been duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value thereof, (iv) the Commission will have entered an appropriate order declaring effective the Registration Statement, (v) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby, (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement, (vii) a definitive purchase, underwriting , guarantee, depository, rights, warrant, or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (viii) the terms of the Securities will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ix) the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted as copies, and (x) the genuineness of all signatures and legal competence of all signatories.
With respect to the issuance and sale of any debt securities, I have assumed that (i) the debt securities indenture will have been duly executed and delivered by the Company and the trustee named therein (the “Indenture”), and (ii) the debt securities, when issued, will be executed, authenticated, issued, and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture relating thereto.
With respect to the issuance and sale of any junior subordinated debentures, I have assumed that (i) the junior subordinated debenture indenture will have been duly executed and delivered by the Company and the trustee named therein (the “Junior Subordinated Debt Indenture”), and (ii) the junior subordinated debentures, when issued, will be executed, authenticated, issued, and delivered (a) against receipt of the consideration therefor approved by the Company, and (b) as provided in the Junior Subordinated Debt Indenture relating thereto.
With respect to the issuance and sale of any guarantees, I have assumed that (i) the Company will have entered into a guarantee agreement or similar agreement with respect to the issuance of any guarantees that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Oklahoma (the “Guarantee Agreement”), (ii) the Guarantee Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the guarantees, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the Guarantee Agreement, and (iv) the guarantees will be duly executed and countersigned in accordance with the Guarantee Agreement and issued and sold, against the delivery of the applicable consideration.
With respect to the issuance and sale of any series of serial preferred stock, I have assumed that an appropriate statement establishing the series or an amendment to the Company’s amended and restated certificate of incorporation, setting forth the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of preferred stock will have been duly adopted by the Company’s Board of Directors (or an authorized committee thereof) and filed with and accepted by the Secretary of State of the State of Oklahoma.
With respect to the issuance and sale of any depositary shares, I have assumed that (i) the Company will have entered into a depositary agreement or similar agreement with respect to the sale of any depositary shares that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Oklahoma (the “Depositary Agreement”), (ii) the Depositary Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the depositary shares, including the underlying Preferred Stock relating thereto, and of their issuance and sale will have been duly established in conformity with the Depositary Agreement, and (iv) the depositary shares will be duly executed and countersigned in accordance with the Depositary Agreement and issued and sold against the delivery of the applicable consideration.
With respect to the issuance of any rights, I have assumed that (i) the Company will have entered into a rights agreement with an entity selected by the Company to act as the rights agent (a “Rights Agent”) that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating

Southwest Bancorp, Inc.
June 2, 2008

thereto and will be governed by the laws of the State of Oklahoma (the “Rights Agreement”), (ii) the Rights Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, and (iii) the terms of the rights, including the underlying Securities relating thereto, and of their issuance will have been duly established in conformity with the Rights Agreement.
With respect to the issuance and sale of any warrants, I have assumed that (i) the Company will have entered into a warrant agreement or similar agreement with respect to the sale of any warrants that conforms in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the State of Oklahoma (the “Warrant Agreement”), (ii) the Warrant Agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto, (iii) the terms of the warrants, including the underlying Securities relating thereto, and of their issuance and sale will have been duly established in conformity with the Warrant Agreement, and (iv) the warrants will be duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against the delivery of the applicable consideration.
With respect to the issuance and sale of any units, I have assumed that (i) the Company will have established the units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of units, which documents will conform in all material respects to the description thereof in the Registration Statement and any prospectus supplement relating thereto and will be governed by the laws of the state of Oklahoma (the “Unit Documents”), (ii) the units and Unit Documents will have been duly executed, authorized, and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the units and of their issuance and sale will have been duly established in conformity with the Unit Documents, and (iv) the units will be issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration.
Based upon the foregoing, I am of the following opinions:
1.	Any Securities consisting of debt securities will, when issued in accordance with the terms of the Indenture and as described in the Registration Statement and any prospectus supplement relating thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
2.	Any Securities consisting of junior subordinated debentures when issued in accordance with the terms of the Junior Subordinated Debt Indenture and as described in the Registration Statement and any prospectus supplement relating thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
3.	Any Securities consisting of guarantees when issued and sold in accordance with the terms of the Guarantee Agreements and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
4.	Any Securities consisting of preferred stock (or depositary shares), when issued and sold in the manner described in the Registration Statement and any applicable prospectus supplement relating thereto, will be duly authorized, validly issued, fully paid, and non-assessable, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
5.	Any securities consisting of depositary shares, when issued and sold in accordance with the terms of the Depositary Agreement and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will be duly authorized, validly issued, fully paid, and non-assessable, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
6.	Any Securities consisting of rights when issued and sold in accordance with the terms of the rights and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will be duly authorized, validly issued, fully paid, and non-assessable, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
7.	Any Securities consisting of warrants, when issued and sold in accordance with the terms of the Warrant Agreement and as described in the Registration Statement and any applicable prospectus supplement

Southwest Bancorp, Inc.
June 2, 2008

relating thereto, will be duly authorized, validly issued, fully paid, and non-assessable, and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
8.	Any Securities consisting of units, when issued and sold in accordance with the terms of the unit documents and as described in the Registration Statement and any applicable prospectus supplement relating thereto, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
The foregoing opinions are subject to the following additional qualifications and limitations:
A.	The enforceability of any obligation of the Company may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium, marshalling or other laws affecting the enforcement generally of creditors’ rights and remedies.

B.	The enforceability of any obligation of the Company is subject to principles of equity (regardless of whether considered and applied in a proceeding in equity or at law), public policy, applicable law relating to fiduciary duties, judicial imposition of an implied covenant of good faith and fair dealing, and principles regarding successor liability, equitable subordination, substantive consolidation of entities and the adequacy of consideration for a person’s guarantee of its affiliate’s obligations.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of my name under the caption “Legal Matters” in the Prospectus. In giving such consent, I do not hereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ James I. Lundy, III
James I. Lundy, III
Attorney at Law